CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249964 on Form S-6 of our report dated January 8, 2021, relating to the financial statement of FT 9105, comprising Diversified Equity Strategic Allocation Port. 1Q '21 - Term 4/14/22, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

January 8, 2021